Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and executed as of the 20th day of April, 2022 (the “Amendment Effective Date”), by and between BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas (“District”), and RIO GRANDE LNG, LLC, a Texas limited liability company (“Lessee”).

RECITALS

WHEREAS, District and Lessee entered into that certain Lease Agreement dated March 6, 2019, as amended by that certain First Amendment dated April 30, 2020 (the “Lease”).

WHEREAS, District and Lessee wish to amend the Lease on the terms and conditions set forth herein.

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants and obligations of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Amendments.

a.	Section 1(b) of the Lease shall be deleted and replaced with the following language:

“This Lease and all rights and obligations hereunder shall become effective and the Primary Term shall commence on the date (the “Effective Date”) indicated in the written notice submitted by Lessee to District, and countersigned by the District, substantially in the form of Exhibit G confirming the earlier to occur of Lessee or Lessee’s Affiliate having made its FID for the first Phase of the LNG Facility or readiness to mobilize to the Premises to begin construction activities (the “Effective Date Notice”). The Effective Date shall be no later than May 6, 2023; provided that Lessee shall have the right, exercisable in its sole discretion if it has not yet been able to issue the Effective Date Notice, to extend the Effective Date to May 6, 2024 by providing District with written notice of its election no later than the close of business on May 5, 2023.”

b.	Exhibit G of the Lease shall be deleted and replaced with Exhibit A attached hereto.

2.    Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

3.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement.

4.    No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Lease remain in full force and effect and are ratified and confirmed by District and Lessee in all respects as of the date hereof.

5.    Miscellaneous Provisions. The terms of this Amendment are hereby incorporated by reference into the Lease. This Amendment shall be binding upon and shall inure to the benefit of all parties hereto and their respective successors and assigns. The recitals set forth in the recitals above are incorporated herein by this reference. Captions and headings throughout this Amendment are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.

[Signature Pages Follows]

  IN WITNESS WHEREOF, District and Lessee have caused this Amendment to be executed as of the Amendment Effective Date.

DISTRICT:

BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS

By: /s/ Sergio Tito Lopez
Name: Sergio Tito Lopez

Title: Chairman of the Board of Navigation and Canal Commissioners of the Brownsville Navigation District of Cameron County, Texas

STATE OF TEXAS

COUNTY OF CAMERON

This instrument was acknowledged before me on the 20th day of April, 2022, by SERGIO TITO LOPEZ as Chairman of the Board of Navigation and Canal Commissioners of the BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS.

/s/ Margarita Recio

Notary Public in and for the State of Texas

(Official Seal)

LESSEE:

RIO GRANDE, LLC

      By: /s/ Matt Schatzman
Name: Matt Schatzman

Title: President and Chief Executive Officer

STATE OF TEXAS

COUNTY OF HARRIS

This instrument was acknowledged before me on the 20th day of April, 2022, by Matt Schatzman as President of RIO GRANDE LNG, LLC, a Texas limited liability company.

/s/ Jammy R. Bratlie

Notary Public in and for the State of Texas

(Official Seal)

EXHIBIT A

FORM OF EFFECTIVE DATE NOTICE

EFFECTIVE DATE NOTICE

WHEREAS, BROWNSVILLE NAVIGATION DISTRICT OF CAMERON COUNTY, TEXAS, a navigation district organized, created and existing under and by virtue of the laws of the State of Texas, with its domicile in Brownsville, Cameron County, Texas (“District”), and RIO GRANDE LNG, LLC, a Texas limited liability company (“Lessee”) have entered into that certain Lease Agreement dated April 30, 2019 (the “Lease”) for the Premises located on property situated at the Port of Brownsville in Cameron County, Texas and more particularly described in the Lease; and

WHEREAS, the Lessee now desires to confirm the Effective Date of the Term and other matters as set forth in this Effective Date Notice (the “Notice”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and under the Lease, and of the benefits to be derived herefrom and therefrom, the parties hereby agree as follows:

Section 1.        Lessee hereby notifies and confirms to District that Lessee or Lessee’s Affiliate [has made its FID for the first Phase of the LNG Facility / is ready to mobilize to the Premises to begin construction activities], and the Effective Date under the Lease is [__________], 202[__].

Section 2.        The amount of the credit against Rent due under Section 2(b) of the Lease as of the Effective Date is set forth on Schedule 1 attached hereto, which credit shall be applied against installments of Rent as set forth on said Schedule 1.

Section 3.        Capitalized terms used herein shall have the meaning ascribed to them in the Lease, unless expressly provided herein.

Section 4.        Except as amended, modified or supplemented by this Notice, the parties hereby reaffirm all terms, covenants and conditions contained in the Lease and acknowledge and agree that the same remain in full force and effect.

Section 5.        This Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts to this Notice may be executed and delivered by facsimile or electronic mail transmission, and signatures transmitted by facsimile or electronic mail transmission shall be deemed to be original signatures.

[Signature Page Follows]

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IN TESTIMONY WHEREOF, Lessee has caused this Notice to be executed by its proper officers thereunto duly authorized on the Effective Date.

RIO GRANDE LNG, LLC

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

This instrument was acknowledged before me on the _____ day of ___________________, 202__, by _______________________ in his/her capacity as ________________________ of RIO GRANDE LNG, LLC, a Texas limited liability company.

Notary Public in and for the State of Texas

SCHEDULE 1

(to Effective Date Notice)

[to be attached]

Exhibit G to Lease Agreement	Page 4